SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: - April 21, 2004

                            Assuretec Holdings, Inc.
                            ------------------------
               (Exact name of registrant as specified in charter)



  Delaware                        000-50506                 20-0007441
  --------                        ---------                 ----------
Jurisdiction of                Commission File              I. R. S. Employer
Incorporation                  Number                       Identification
                                                            Number

                    200 Perimeter Road, Manchester, NH 03103
                   ------------------------------------------
                    (Address of principal executive offices)


                  Registrant's telephone number: (603) 641-8443

Item 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

(a) On April 19, 2004, the Registrant terminated Stephen A. Diamond, Chartered Accountant ("former accountants") as its independent accountant and retained the firm of Stowe & Degon, 120 Front Street, Suite 340, Worcester, MA 01608 as its certifying accountant. Prior to retaining Stowe & Degon as its independent accountant, the Registrant did not consult with or obtain oral or written advice from them.

(b) In connection with the audits of the financial statements of the Registrant for the fiscal years ended June 30, 2003, and 2002, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreement in their report. No disagreements occurred between the Registrant and former accountants on any accounting, auditing or reporting issue in any subsequent interim period through the date of their dismissal.

(c) Except for an explanatory paragraph concerning the Registrant's ability to continue as a going concern, none of the former accountants' reports on the Registrant's financial statements for the fiscal years ended June 30, 2003 through June 30, 2002 contained an adverse opinion or disclaimer of opinion, nor was it qualified as to uncertainty, audit scope or accounting principles.

(d) A letter from the former accountants addressed to the Securities and Exchange Commission stating whether or not they agree with the Registrant's response to this Item is filed as an Exhibit hereto.

(e) The decision to change accountants was approved by the Board of Directors of the Registrant.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.
        -----------------------------------------------------------------

Exhibit
Number        Description
------        -----------

 16        Letter from Stephen A. Diamond in accordance with Item 4(d).

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Assuretec Holdings, Inc.


                                           /s/   R. Bruce Reeves, President
                                                 -------------------------------
Dated: April 21, 2004